UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2010, the shareholders of Duke Energy Corporation (“Duke Energy”), upon recommendation of our Board of Directors, approved the Duke Energy Corporation 2010 Long-Term Incentive Plan (the “2010 Plan”).  A brief description of the 2010 Plan follows, but is subject to the full text of the plan attached as Appendix A to our proxy statement dated March 23, 2010.

The 2010 Plan authorizes the grant of equity-based compensation to our key employees and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, performance shares, performance units, phantom stock, stock bonuses and dividend equivalents.

Duke Energy has reserved 75,000,000 shares of common stock for delivery under the 2010 Plan.  The 2010 Plan contains a fungible share limit, which means that so-called “full value awards” such as restricted shares, performance awards, phantom stock, dividend equivalents paid in the form of Duke Energy common stock and stock bonuses are counted against the 75,000,000 share reserve as four shares for every one share that is delivered in connection with such award. As a result, up to 18,750,000 shares may be delivered as full value awards.

The 2010 Plan is administered by the Compensation Committee of the Board of Directors, which has authority to, among other things: construe and interpret the 2010 Plan, select participants and the types of awards to be granted, and establish the terms and conditions of awards.  The Compensation Committee may grant performance awards that are intended to qualify for the “performance-based compensation” exemption under section 162(m) of the Internal Revenue Code, as well as performance awards that are not intended to so qualify. The performance criteria for a section 162(m) qualified award, which may relate to Duke Energy, any subsidiary, any business unit or any participant, and may be measured on an absolute or relative to peer group or other market measure basis, shall be limited to total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; reliability; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; operations and maintenance expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. In the case of a performance award that is not intended to qualify for exemption under section 162(m) of the Internal Revenue Code, the Compensation Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.

The 2010 Plan will remain in effect until February 22, 2020, unless sooner terminated by the Board of Directors. Termination will not affect grants and awards then outstanding.  The 2010 Plan replaces the Duke Energy Corporation 2006 Long-Term Incentive Plan, as amended (the “2006 Plan”).  No further awards will be made under the 2006 Plan; however, awards granted under the 2006 Plan prior to shareholder approval of the 2010 Plan will remain outstanding in accordance with their terms.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Duke Energy held its Annual Meeting of Shareholders on May 6, 2010.  At the meeting, shareholders elected all 11 of the directors nominated by the Board of Directors.  Each director received a greater number of votes cast “for” his or her election than votes cast “against” his or her election as reflected below.  In addition, shareholders approved the Duke Energy Corporation 2010 Long-Term Incentive Plan and ratified the appointment of Deloitte & Touche LLP as Duke Energy’s independent public accountant for 2010.  Three shareholder proposals presented at the meeting were not approved.  For more information on the proposals, see Duke Energy’s proxy statement dated March 23, 2010.  Set forth below are the final voting results for each of the proposals.

•      Election of Director Nominees

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
William Barnet, III	753,303,222	16,538,017	—	317,987,250
G. Alex Bernhardt, Sr.	748,179,557	21,661,682	—	317,987,250
Michael G. Browning	747,386,033	22,455,206	—	317,987,250
Daniel R. DiMicco	709,917,238	59,924,001	—	317,987,250
John H. Forsgren	747,165,273	22,675,966	—	317,987,250
Ann Maynard Gray	737,651,280	32,189,959	—	317,987,250
James H. Hance, Jr.	735,929,951	33,911,288	—	317,987,250
E. James Reinsch	754,600,409	15,240,830	—	317,987,250
James T. Rhodes	754,785,602	15,055,637	—	317,987,250
James E. Rogers	734,530,207	35,311,032	—	317,987,250
Philip R. Sharp	754,168,447	15,672,792	—	317,987,250

•      Proposal to approve the Duke Energy Corporation 2010 Long-Term Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
684,819,628	78,197,758	6,823,853	317,987,250

•      Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountant for 2010

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,069,891,255	13,260,222	4,536,534	0

•      Shareholder proposal relating to preparation of a report on Duke Energy’s global warming-related lobbying activities

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,954,880	586,136,229	123,750,130	317,987,250

•      Shareholder Proposal regarding an amendment to our organizational documents to require majority voting for the election of directors

Votes For	Votes Against	Abstentions	Broker Non-Votes
309,434,594	452,725,011	7,681,634	317,987,250

•      Shareholder Proposal regarding the adoption of a policy requiring senior executives to hold a portion of their equity grants until after retirement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
186,148,678	571,575,510	12,117,051	317,987,250

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 12, 2010	By:	/s/ Marc E. Manly

	Name:	Marc E. Manly

	Title:	Group Executive, Chief Legal Officer and Corporate Secretary

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